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                                  EXHIBIT 5.1


                              OPINION OF COUNSEL
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                               WOODBURY & KESLER
                 a Professional Corporation, Attorneys at Law
                         265 East 100 South, Suite 300
                          Salt Lake City, Utah 84110
                                (801) 364-1100

                              September 22, 1998

NPS Pharmaceuticals, Inc.
Attn: James U. Jensen
420 Chipeta Way
Salt Lake City, Utah 84108

     Re: Legal Opinion Letter Pursuant to the filing by NPS Pharmaceuticals, Inc. ("NPS") of a Registration Statement on Form S-8

Dear Jim,

     You have requested our opinion with respect to certain matters in connection with the filing by NPS of a Registration Statement on Form S-8 with the Securities and Exchange Commission covering the issuance of up to 1,000,000 shares of the Company's Common Stock, $.001 par value (the "Shares"), pursuant to the Company's 1998 Stock Option Plan (the "Plan").

     In connection with this opinion, we have examined the following documents:

     .     Registration Statement;
     .     1998 Stock Option Plan;
     .     Amended and Restated Certificate of Incorporation and Bylaws, as
           amended;
     .     Resolutions of the Board of Directors dated March 3, 1998;
     .     Resolutions of the Board of Directors dated May 20, 1998;
     .     Minutes of the 1998 Annual Shareholders Meeting held May 20, 1998;and
     . such other records, certificates, memoranda and instruments as we deemed necessary as a basis for this opinion.

     We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plan and the Registration Statement, will be validly issued, fully paid, and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Sincerely,

                              WOODBURY & KESLER, P.C.

                              /s/ Nicholas E. Hales
                              Nicholas E. Hales
                              Vice President